ENTRUST FINANCIAL SERVICES, INC.
Stock Purchase Agreement

Denver, CO – Business Wire – March 7, 2005 Entrust Financial Services, Inc. (OTCBB: ENFN: the “Company”) entered into a Stock Purchase Agreement on March 4, 2005 by and among the Company, Entrust Mortgage, Inc. and BBSB, LLC (“BBSB”) pursuant to which BBSB has agreed to purchase all of the issued and outstanding shares of Entrust Mortgage in exchange for the cancellation of any and all obligations of the Company to BBSB and Entrust Mortgage and the assumption of certain obligations of the Company to third-parties (the “Stock Sale”). The closing of the Stock Sale is subject to a number of conditions, including approval of the Stock Sale by the requisite vote of the Company’s shareholders, receipt of third party consents and other customary closing conditions. In addition, BBSB may not be required to close the Stock Sale if it notifies the Company prior to April 3, 2005 that it is not satisfied with the results of its due diligence investigation of the Company or the contents of the Company’s disclosure schedule to the Stock Purchase Agreement.

Shareholders of the Company will not receive any consideration in the Stock Sale. The Company will have no operations upon the closing of the Stock Sale and will be relieved of substantially all third party obligations, which will be assumed by Entrust Mortgage or BBSB. Upon the completion of the Stock Sale, Entrust Mortgage will be a subsidiary of BBSB, and the Company will be a publicly held company with nominal assets and limited contingent liabilities. The Board of Directors is continuing to analyze the Company’s strategic alternatives following the Stock Sale.

Since the termination of the Company’s financing agreement with Guaranty Bank and Trust Company in October 2004, the Company has been actively considering its strategic alternatives, including procuring additional financing or entering into an agreement with a strategic partner. Despite such efforts, the Company has been unable to secure sufficient additional capital or enter into a transaction with a strategic partner that would allow the Company to continue its operations.

The Company will file a proxy statement and other documents with the SEC regarding the Stock Sale, and other matters. A definitive proxy statement will be sent to the Company’s shareholders, seeking their approval of the Stock Sale and the Stock Purchase Agreement.

About Entrust Financial Services
Entrust Financial Services, (OTCBB:ENFN.OB), headquartered in Denver, Colorado, is engaged in mortgage banking principally focused on wholesale and retail residential mortgage origination activities. The Company has active contractual relationships with over 600 broker firms and supports this clientele with traditional telemarketing and web-based, proprietary automated underwriting system that supports the loan application process 24 hours a day, 7 days a week. For more information visit www.entrustfs.com or call 800.304.0326.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. The statements referenced in this release include, but are not limited to: our expectations regarding the completion of the Stock Sale, including the assumption of our third-party obligations by BBSB, and our process of analyzing strategic alternatives of the Company following the Stock Sale or our ability to effect any transactions related to any such strategic alternatives; and all additional statements that confer or infer future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include, but are not limited to, risks with respect to our ability to complete the Stock Sale; recent changes in the economy and its effect on our business; uncertainty of interest in the Company by potential acquirers, merger partners or other strategic partners, if any, following completion of the Stock Sale, changes in our marketplace and in mortgage banking industry; competition from existing and new competitors; pricing pressure; our ability to retain existing customers, including our largest customers, and increase their usage of our services; our reliance on sole or limited warehouse lines of credit. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-QSB filed on November 8, 2004. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.